Exhibit 10.4

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

                        AMENDMENT NO. 1 (this “Amendment”), dated as of April 25, 2002, to the Employment Agreement, dated as of March 16, 2001 (the “Employment Agreement”), by and between Intersil Corporation, a Delaware corporation (the “Company”) (f/k/a Intersil Holding Corporation), and Daniel J. Heneghan (“Executive”).

Background

                         WHEREAS, the Company has entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated March 10, 2002, by and among the Company, Elantec Semiconductor, Inc. and Echo Acquisition, Inc.

                         WHEREAS, on the date hereof the Company is entering into Executive Change in Control Severance Benefits Agreements with several of its other officers (the “Severance Benefits Agreements”).

                         WHEREAS, the Company and the Executive desire to amend the Employment Agreement, in accordance with the requirements of Section 16(e) thereof, and upon the terms and conditions and in the manner set forth below.

                         NOW THEREFORE, in consideration of the mutual covenants contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

                        1.    Definitions . Capitalized terms which are used but not defined herein shall have the meanings ascribed to them in the Employment Agreement.

                        2.    Section 12(a) . The last sentence of Section 12(a) of the Employment Agreement is hereby amended to read, in its entirety, as follows:

  “For purposes of this Section 12, termination of employment Without Cause shall include without limitation any Demotion or any termination by Executive due to a Demotion or Company Default, and for purposes of this Section 12 (and only for purposes of this Section 12) termination of employment Without Cause shall also include any termination of employment that would constitute a “Covered Termination” under any of the Severance Benefits Agreements.”

                        3.    Section 12(b) . A new sentence at the end of Section 12(b) of the Employment Agreement is hereby inserted to read, in its entirety, as follows:

  “Notwithstanding the foregoing, a Change in Control for purposes of this Agreement shall in any case include any “Change in Control” under any of the Severance Benefits Agreements.”

                        4.    Effectiveness .   This Amendment shall be deemed effective at the Effective Time (as defined in the Merger Agreement) of the Merger (as defined in the Merger Agreement).

If the Merger does not occur and the Merger Agreement is terminated, this Amendment shall have no force or effect and shall be void ab initio.

                        5.    Captions . The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Amendment.

                        6.    Counterparts . This Amendment may be executed in counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same instrument.

                        7.    Governing Law . This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to conflicts of laws principles thereof which might refer such interpretations to the laws of a different state or jurisdiction.

                        8.    Incorporation of Amendment . From and after the Effective Time, each reference in the Employment Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall be a reference to the Employment Agreement as amended hereby.

                        9.    Continued Effectiveness of Employment Agreement . Except as specifically amended above, all terms of the Employment Agreement shall remain unchanged and in full force and effect.

                         IN WITNESS WHEREOF , the parties hereto have executed this Amendment on the date first written above.

INTERSIL CORPORATION:
By:	/s/ Gregory L. Williams

Gregory L. Williams President & CEO

/s/ Daniel J. Heneghan

Daniel J. Heneghan